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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                             ---------------------

                                   FORM 8-K
                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



     Date of Report (date of earliest event reported): September 16, 1999



                         ADDvantage Media Group, Inc.
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            (Exact name of Registrant as specified in its charter)


            OKLAHOMA                       1-10799               73-1351610
   ---------------------------           ----------         -------------------
  (State or other jurisdiction          (Commission)           (IRS Employer
        of incorporation)               File Number)        Identification No.)

          5100 East Skelly Drive
       Meridian Tower, Suite 2800
              Tulsa, Oklahoma                                      74135
    --------------------------------------                       ----------
   (Address of principal executive offices)                      (Zip Code)


     Registrant's telephone number, including area code: (918) 665-8414
                             ---------------------

                                      N/A
        ---------------------------------------------------------------
         (Former name or former address, if changed since last report)
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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.  See discussion under Item 5. below.

ITEM 5.  OTHER EVENTS.

     On September 16, 1999, ADDvantage Media Group, Inc. (the "Registrant") entered into a Securities Exchange Agreement (the "Agreement") with David E. Chymiak, Kenneth A. Chymiak, as Trustee of the Ken Chymiak Revocable Trust Dated March 4, 1992, and Susan C. Chymiak, as Trustee of the Susan Chymiak Revocable Trust Dated March 4, 1992 (collectively, the "Shareholders"), under which the Shareholders have agreed to transfer to Registrant all of the issued and outstanding common stock of DRK Enterprises, Inc. d/b/a TULSAT, an Oklahoma corporation ("TULSAT") along with certain promissory notes issued by TULSAT, in favor of the Shareholders, in the aggregate original principal amount of approximately $10 million in exchange for 8,000,000 shares of Registrant common stock, 200,000 shares of newly issued Series A 5% Cumulative Convertible Preferred Stock of Registrant, par value $1.00 per share, with a stated value of $40.00 per share which is convertible into shares of Registrant common stock at a price of $4.00 per share, and 300,000 shares of newly issued Series B 7% Cumulative Preferred Stock of Registrant, par value $1.00 per share, with a stated value of $40.00 per share. Closing of the transaction is expected to occur on September 30, 1999, and is subject to the normal conditions to transactions of this nature except that approval by the shareholders of Registrant is not required. As a result of this transaction, TULSAT will become a wholly owned subsidiary of Registrant and the Shareholders will own approximately eighty-three percent (83%) of the issued and outstanding common stock of Registrant and one hundred percent (100%) of the outstanding preferred stock of Registrant. Management of TULSAT is expected to assume control of the Board of Directors and management of Registrant at the closing.

     On September 22, 1999, the common stock of the Registrant was de-listed from Nasdaq by reason of the failure of the stock to achieve a $1.00 minimum price for a specified period of time.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     The Exhibits to this report are listed in the Index to Exhibits set forth elsewhere herein.

ITEM 8.  CHANGE IN THE FISCAL YEAR.

     On September 21, 1999, the Board of Directors of the Registrant approved a change in the fiscal year of the Registrant from that used in its most recent filing with the Securities and Exchange Commission to a new fiscal year ending September 30. Registrant will file a Form 10-KSB for the report covering the transition period.

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                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                        ADDVANTAGE MEDIA GROUP, INC.


Dated: September 27, 1999               By: /s/ Charles H. Hood
                                           ------------------------------
                                           Name:  Charles H. Hood
                                           Title: President and Chief
                                                   Executive Officer

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                               INDEX TO EXHIBITS


EXHIBIT
 NUMBER   DESCRIPTION
-------   -----------

(2)       Securities Exchange Agreement, dated September 16, 1999.

(23)      Consent of Tullius Taylor Sartain & Sartain

(99) Press Release of September 16, 1999, publicly announcing the signing of the Securities Exchange Agreement. (Attached as Exhibit C to the Securities Exchange Agreement.)

          Audited financial statements of TULSAT for the year ended December 31, 1999, together with unaudited financial information of TULSAT for the six month period ended June 30, 1999.

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